Exhibit 99(f)

SEMI-ANNUAL SERVICER’S CERTIFICATE

ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,

$500,000,000 Transition Bonds, Series 2003-1

Oncor Electric Delivery Company LLC, as Servicer

Pursuant to Section 4.01(c)(ii) of the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the “Agreement”) between Oncor Electric Delivery Company LLC, as Servicer and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used herein have the respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

Collection Periods:	August 2007 to January 2008
Payment Date:	February 15, 2008
Today’s Date:	February 8, 2008

1. COLLECTIONS ALLOCABLE AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:

i.	Remittances for the August 2007 Series 2003-1 Collection Period:	$4,864,355.50
ii.	Remittances for the September 2007 Series 2003-1 Collection Period:	$5,527,141.20
iii.	Remittances for the October 2007 Series 2003-1 Collection Period:	$5,433,032.35
iv.	Remittances for the November 2007 Series 2003-1 Collection Period:	$4,983,936.20
v.	Remittances for the December 2007 Series 2003-1 Collection Period:	$4,858,046.36
vi.	Remittances for the January 2008 Series 2003-1 Collection Period:	$4,154,670.06
vii.	Remittances for the Series 2003-1 Collection Period (after , use 6 prior periods only)
viii.	Remittances for the Series 2003-1 Collection Period (after , use 6 prior periods only)
ix.	Remittances for the Series 2003-1 Collection Period (after , use 6 prior periods only)
x.	Remittances for the Series 2003-1 Collection Period (after , use 6 prior periods only)
xi.	Remittances for the Series 2003-1 Collection Period (after , use 6 prior periods only)
xii.	Investment Earnings on Series 2003-1 Collection Account:	$0.00
xiii.	Investment Earnings on Series 2003-1 Capital Subaccount:	$49,318.53
xiv.	Investment Earnings on Series 2003-1 Overcollateralization Subaccount:	$15,954.14
xv.	Investment Earnings on Series 2003-1 Reserve Subaccount:	$35,692.82

xvi.	Investment Earnings on Series 2003-1 General Subaccount:	$332,450.00

xvii.	Series 2003-1 General Subaccount Balance (sum of i through xvi above):	$30,254,597.16

xviii.	Series 2003-1 Reserve Subaccount Balance as of Prior Series 2003-1 Payment Date:	$2,030,874.20
xix.	Series 2003-1 Overcollateralization Subaccount Balance as of Prior Series 2003-1 Payment Date:	$833,332.00
xx.	Series 2003-1 Capital Subaccount Balance as of Prior Series 2003-1 Payment Date:	$2,500,000.00

xxi.	Series 2003-1 Collection Account Balance (sum of xvii through xx above)	$35,618,803.36

2. OUTSTANDING AMOUNTS AS OF PRIOR SERIES 2003-1 PAYMENT DATE:

i.	Class A-1 Outstanding Amount	$0.00
ii.	Class A-2 Outstanding Amount	$92,605,693.00
iii.	Class A-3 Outstanding Amount	$130,000,000.00
iv.	Class A-4 Outstanding Amount	$145,000,000.00

v.	Aggregate Outstanding Amount of All Series 2003-1 Bonds	$367,605,693.00

3. REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:
SERIES 2003-1 PRINCIPAL		PRINCIPAL DUE
i.	Class A-1	$0.00
ii.	Class A-2	$22,152,926.00
iii.	Class A-3	$0.00
iv.	Class A-4	$0.00

v.	For All Series 2003-1 Bonds	$22,152,926.00

SERIES 2003-1		BOND INTEREST RATE	DAYS IN INTEREST PERIOD (1)	PRINCIPAL BALANCE	INTEREST DUE
vi.	Class A-1	2.26%	180/360	$0	$0.00
vii.	Class A-2	4.03%	180/360	$92,605,693	$1,866,004.71
viii.	Class A-3	4.95%	180/360	$130,000,000	$3,217,500.00
ix.	Class A-4	5.42%	180/360	$145,000,000	$3,929,500.00

x.	For All Series 2003-1 Bonds			$367,605,693	$9,013,004.71

		REQUIRED LEVEL	FUNDING REQUIRED
xiii.	Series 2003-1 Overcollateralization Subaccount	$937,498	$104,166
xiv.	Series 2003-1 Capital Subaccount	$2,500,000	$0

(1)	On 30/360-day basis for initial payment date; otherwise use one-half of annual rate.

4. ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO 8.02(d) OF INDENTURE:

i.	Trustee Fees and Expenses (subject to cap – see 8.02(e)(i) of the Indenture):	$0.00
ii.	Independent Manager Fees (subject to cap – see 8.02(e)(i) of the Indenture):	$2,000.00
ii.	Series 2003-1 Servicing Fee:	$200,000.00
iii.	Operating Expenses (subject to cap - see 8.02(e)(iii) of the Indenture):
	Trust Operating Expense:	$0.00
	Trust Accounting Expense:	$0.00
	Rating Agency Fees (already paid by Servicer):	$0.00
	Administration Fee:	$25,000.00
	Audit Fees (already paid by Administrator):	$29,923.00

	Total Fees and Expenses (i through iii):	$256,923.00

iv.	Semi-Annual Interest (including any past-due for prior period(s)

		PER $1000 OF ORIGINAL
SERIES 2003-1		AGGREGATE	PRINCIPAL AMOUNT
1.	Class A-1 Interest Payment		$0.00
2.	Class A-2 Interest Payment		$1,866,004.71
3.	Class A-3 Interest Payment		$3,217,500.00
4.	Class A-4 Interest Payment		$3,929,500.00

v.	Principal Due and Payable as a Result of Event of Default or on Final Maturity Date

		PER $1000 OF ORIGINAL
SERIES 2003-1		AGGREGATE	PRINCIPAL AMOUNT
1.	Class A-1 Principal Payment		$0.00
2.	Class A-2 Principal Payment		$0.00
3.	Class A-3 Principal Payment		$0.00
4.	Class A-4 Principal Payment		$0.00

vi.	Semi-Annual Principal

		PER $1000 OF ORIGINAL
SERIES 2003-1		AGGREGATE	PRINCIPAL AMOUNT
1.	Class A-1 Principal Payment		$0.00
2.	Class A-2 Principal Payment		$22,152,926.00
3.	Class A-3 Principal Payment		$0.00
4.	Class A-4 Principal Payment		$0.00

vii.	Funding of Series 2003-1 Capital Subaccount (to required level)		$0.00
viii.	Funding of Series 2003-1 Overcollateralization Subaccount (to required level)		$104,166.00
ix.	Investment Earnings on Series 2003-1 Capital Subaccount Released to Issuer		$49,318.53
x.	Deposit to Series 2003-1 Reserve Subaccount		$0.00
xi.	Released to Issuer upon Retirement of all Bonds		$0.00

xii.	AGGREGATE REMITTANCES AS OF CURRENT PAYMENT DATE		$31,576,338.24

5. OUTSTANDING AMOUNT AND SERIES 2003-1 COLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH PAYMENT DATE):

SERIES 2003-1
i.	Class A-1 Outstanding Amount		$0.00
ii.	Class A-2 Outstanding Amount		$70,452,767.00
iii.	Class A-3 Outstanding Amount		$130,000,000.00
iv.	Class A-4 Outstanding Amount		$145,000,000.00

vi.	AGGREGATE OUTSTANDING AMOUNT OF ALL SERIES 2003-1 BONDS		$345,452,767.00

vii.	Series 2003-1 Reserve Subaccount Balance		$709,133.12
viii.	Series 2003-1 Overcollateralization Subaccount Balance		$937,498.00
ix.	Series 2003-1 Capital Subaccount Balance		$2,500,000.00

x.	AGGREGATE SERIES 2003-1 COLLECTION ACCOUNT BALANCE		$4,146,631.12

6. SUBACCOUNT WITHDRAWALS AS OF CURRENT PAYMENT DATE (IF APPLICABLE, PURSUANT TO SECTION 8.02(e) OF INDENTURE):

i.	Series 2003-1 Reserve Subaccount	$1,321,741.08
ii.	Series 2003-1 Overcollateralization Subaccount	$0.00
iii.	Series 2003-1 Capital Subaccount	$0.00

iv.	TOTAL WITHDRAWALS	$1,321,741.08

7. SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT DATE:

i.	Semi-annual Interest

SERIES 2003-1
1.	Class A-1 Interest Payment	$0.00
2.	Class A-2 Interest Payment	$0.00
3.	Class A-3 Interest Payment	$0.00
4.	Class A-4 Interest Payment	$0.00

ii.	Semi-annual Principal

SERIES 2003-1
1.	Class A-1 Principal Payment	$0.00
2.	Class A-2 Principal Payment	$0.00
3.	Class A-3 Principal Payment	$0.00
4.	Class A-4 Principal Payment	$0.00

8. SHORTFALLS IN REQUIRED SERIES 2003-1 SUBACCOUNT LEVELS AS OF CURRENT PAYMENT DATE:

i.	Series 2003-1 Overcollateralization Subaccount	$0.00
ii.	Series 2003-1 Capital Subaccount	$0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this 8th day of February, 2008.

ONCOR ELECTRIC DELIVERY COMPANY LLC, as Servicer

By:	/s/ John M. Casey
Name:	John M. Casey
Title:	Assistant Treasurer